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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
March 18, 2004

ABERDENE MINES LIMITED
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-33189	88-0454792
(Commission File No.)	(IRS Employer ID)

101 Convention Center Drive
Suite 700
Las Vegas, Nevada 89109
(Address of principal executive offices and Zip Code)

(702) 873-3488
 (Registrant's telephone number, including area code)

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ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS
Exhibit No.	Description
99.1	Press Release

ITEM 9.       REGULATION FD DISCLOSURE

Aberdene Mines Limited announced today that it has been granted an option to acquire a 100% interest (subject to a 2% Net Smelter Royalty) in the New York Canyon Copper Project in Nevada from Nevada Sunrise LLC. Aberdene may exercise the option by paying to Nevada Sunrise LLC, an aggregate of $460,000 in cash (or shares of common stock in lieu), issuing an aggregate 1,000,000 shares of the Company's common stock to Nevada Sunrise LLC, and incurring expenditures of at least an aggregate $2,250,000, all over a period of three years. Aberdene may purchase one percentage point of the NSR by paying the sum of $1,000,000 to Nevada Sunrise LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 18th day of March, 2004.

ABERDENE MINES LIMITED

BY:	/s/ Brent Jardine Brent Jardine, President, Principal Executive Officer, Treasurer and Principal Financial Officer